UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2025

CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 651-8867
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 22, 2025 (the “Effective Date”), CAMP4 Therapeutics Corporation (the “Company”) and ARE-MA Region No. 59, LLC (“ARE 59”) entered into the First Amendment (the “Lease Amendment”) to the Lease Agreement (the “Cambridge Lease”), dated October 3, 2019, by and between the Company and ARE 59.
The term of the Cambridge Lease, which provides for approximately 30,760 square feet of laboratory and office space located at One Kendall Square, Cambridge, Massachusetts (the “Cambridge Premises”), was scheduled to expire on June 30, 2027. The Lease Amendment will accelerate the termination date of the Cambridge Lease to the date (the “Early Termination Date”) thirty days after the Commencement Date of the Watertown Lease (as such terms are defined below). Base rent under the Cambridge Lease will be abated from October 1, 2025 through the Early Termination Date, provided no default occurs under either the Cambridge Lease or the Watertown Lease.
Also on the Effective Date, the Company entered into a Lease Agreement (the “Watertown Lease”) with ARE-MA Region No. 75, LLC (“ARE 75”), an affiliate of ARE 59, for approximately 44,000 rentable square feet of laboratory and office space located at 100 Talcott Avenue, Watertown, Massachusetts (the “Watertown Premises”). The Watertown Lease provides for an initial term commencing on the date that ARE 75 delivers the Watertown Premises to the Company (the “Commencement Date”) and ending on June 30, 2030. The annual base rent under the Watertown Lease is $40.00 per rentable square foot, subject to annual increases of 3%. The Company may extend the Watertown Lease for an additional five-year term at market rent of not less than $85.00 per rentable square foot. The Commencement Date is targeted to occur 180 days after the Effective Date, and, subject to the Additional Base Rent Abatement Period (as defined below), the Company’s obligation to pay base rent under the Watertown Lease begins 120 days after the Commencement Date (the “Rent Commencement Date”). The Company is also responsible for its share of operating expenses and certain other costs as set forth in the Watertown Lease. The Watertown Lease includes customary provisions regarding permitted use, maintenance, insurance, indemnification, and events of default.
In consideration for entry into the Lease Amendment, the Company agreed to pay ARE 59 a fee totaling approximately $2.1 million (the “Lease Modification Fee”), to be paid in roughly equal monthly increments over the Additional Base Rent Abatement Period (as defined below). In consideration for paying the Lease Modification Fee, and provided that no default occurs under either the Watertown Lease or the Cambridge Lease, the Company’s obligation to pay base rent under the Watertown Lease will be further abated (the “Additional Base Rent Abatement Period”) for the period commencing on the Rent Commencement Date and continuing through the last day of the 14th month following the Rent Commencement Date.
The foregoing descriptions of the Lease Amendment and the Watertown Lease do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which will be filed with the Company’s Annual Report on Form 10-K for the period ending December 31, 2025.
Item 1.02 Termination of a Material Definitive Agreement.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 of this Current Report on Form 8-K by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer
Date: December 23, 2025